Exhibit 23.07

              CONSENT OF STIBBE SIMONT MONAHAN DUHOT


          We have acted as special Netherlands counsel to P.T. ALatieF Freeport Finance Company B.V. (the "Issuer") and Freeport-McMoRan Copper & Gold Inc. ("FCX") in connection with the proposed issuance and sale by the Issuer of its $120,000,000 senior notes due 2001 guaranteed unconditionally by FCX.

          We hereby consent to the use of our name, including under the captions "TAXATION" and "LEGAL MATTERS", in the Prospectus constituting part of the Form S-3 Registration Statement of the Issuer and FCX relating to such senior notes of the Issuer and to the filing of this consent as an exhibit thereto.

                                    STIBBE SIMONT MONAHAN DUHOT

                                    By   /s/  Jaap Willeumier
                                      _________________________

                                         /s/  Stef van Weeghel
                                      _________________________
New York, New York
Dated:  March 14, 1994